Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION TO PRESENT AT BANC OF AMERICA SECURITIES 2004 ENERGY & POWER CONFERENCE

        Austin, TX — (PRNewswire) - November 15, 2004 - Members of Brigham Exploration Company’s (NASDAQ:BEXP) management team will be making a presentation at the Banc of America Energy and Power Conference in Las Vegas, Nevada on Tuesday, November 16th at 12:50 PM Pacific Time (3:50 PM Eastern Time). This presentation will be open to all investors and interested parties through a live webcast via the Internet. If you intend to listen to the live webcast you should access the website approximately 15 minutes prior to the start of the presentation. A replay of the webcast will be available approximately three hours following the event and will be available until December 3, 2004. Links to the live webcast and replay will be accessible from Brigham’s corporate website at www.bexp3d.com. Details regarding the presentation and webcast are as follows:

Date & Time:	Tuesday, November 16th at 12:50 PM Pacific Time (3:50 PM Eastern Time)

Presenters:	Bud Brigham - Chairman, CEO and President Gene Shepherd - Executive Vice President & Chief Financial Officer

Live Webcast Address:	www.bexp3d.com or http://www.veracast.com/webcasts/bas/energy-2004/id32208201.cfm

Web Address for Replay:	www.bexp3d.com or http://www.veracast.com/webcasts/bas/energy-2004/id32208201.cfm

ABOUT BRIGHAM EXPLORATION

        Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.